Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 20, 2023, with respect to the consolidated financial statements of Flutter Entertainment plc, included herein and to the reference to our firm under the heading “Statement by Experts” in the registration statement.

/s/ KPMG

Dublin, Ireland

January 11, 2024